UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2006
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation

3900 Lakebreeze Avenue,
North,
Brooklyn Center, MN
(Address of principal executive	55429
offices)	(Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 25, 2006, Caribou Coffee Company, Inc. (the “Company”) adopted a revised Description of Annual Support Center and Field Management Bonus Plan, which was previously filed with the Company’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-126691) on August 25, 2005.
     The Option Agreement is filed with this report as Exhibit 10.1 and its contents are incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 25, 2006, the Board of Directors of Caribou Coffee Company, Inc. (the “Company”) has selected Ms. Rosalyn Mallet to serve as a member of the Board of Directors for the Company. Ms. Mallet is the chief operating officer of la Madeleine French Bakery and currently serves on the Executive Committee of the Board of Directors of the National Restaurant Association, and is the Lead Director on the board of Share Our Strength. Ms. Mallet will serve on various committees to be determined at a later date. Ms Mallet meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission (“SEC”).
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description
10.1	Description of Annual Support Center and Field Management Bonus Plan

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.
Date: May 26, 2006

CARIBOU COFFEE COMPANY, INC.
By:	/s/ George E. Mileusnic
George E. Mileusnic
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Description of Annual Support Center and Field Management Bonus Plan